                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                  ROHR, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                  ROHR, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

[LOGO OF ROHR]            ROHR, INC.

                          850 Lagoon Drive
                          Chula Vista, California 91910-4308
                          (619) 691-4111

October 28, 1994


Dear Shareholder:


  You are cordially invited to attend the 1994 Annual Meeting of Shareholders of Rohr, Inc. (the "Company"). It will be held at the offices of the Company, 850 Lagoon Drive, Chula Vista, California, on Saturday, December 3, 1994, commencing at 10:30 a.m. The Board of Directors and the management of the Company look forward to greeting personally those shareholders able to attend.


  At the meeting you are being asked by the Company to elect three directors (Proposal No. 1), to ratify the appointment of two additional directors (Proposal No. 2) and to ratify the appointment of Deloitte & Touche LLP as auditors (Proposal No. 3).

  You are requested to give your prompt attention to these matters which are more fully described in the accompanying Proxy Statement. You are urged to read them carefully. For the reasons set forth therein, your Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and mail the enclosed Proxy Card in the envelope provided at your earliest convenience.

  By the time of the Annual Meeting, Mr. Wallace W. Booth and I will have reached 72 years of age--the mandatory retirement age for non-executive members of the Board of Directors. Accordingly, we will step down from the Board.

  On behalf of the Board of Directors, and all of the employees of the Company, I want to thank you for your cooperation and continued support.

Sincerely,

JAMES J. KERLEY
CHAIRMAN OF THE BOARD

                               MAP APPEARS HERE

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Notice of Annual Meeting...................................................   1
Proxy Statement............................................................   2
PROPOSAL NO. 1--ELECTION OF DIRECTORS......................................   2
PROPOSAL NO. 2--APPROVAL OF APPOINTMENT OF DIRECTORS.......................   3
Committees of the Board of Directors.......................................   7
Directors' Beneficial Ownership and Compensation...........................   9
  Cash Compensation........................................................   9
  Directors' Retirement Plan...............................................   9
  Non-Employee Director Stock Option Plan..................................   9
  Stock Compensation Plan for Non-Employee Directors.......................  10
Executive Compensation and Development Committee
 Report on Executive Compensation..........................................  10
  Summary Compensation Table...............................................  13
  Option Grants in Last Fiscal year........................................  14
  Aggregated Option Exercises in Last Fiscal Year..........................  16
  Retirement Benefits......................................................  16
  Performance Graph........................................................  18
Employment Contracts.......................................................  19
Indemnification and Severance..............................................  19
Beneficial Ownership of Shares.............................................  20
PROPOSAL NO. 3--APPROVAL OF SELECTION OF AUDITORS..........................  22
Financial Statements.......................................................  22
Shareholders' Proposals....................................................  22
Shareholder Rights Plan....................................................  22
Solicitation of Proxies....................................................  22
Other Business.............................................................  23

[LOGO OF ROHR]   ROHR, INC.

                 850 Lagoon Drive
                 Chula Vista, California 91910-4308
                 (619) 691-4111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 3, 1994

                                ---------------

  The Annual Meeting of the Shareholders of Rohr, Inc. (the "Company"), will be held at the offices of the Company, 850 Lagoon Drive, Chula Vista, California, on Saturday, December 3, 1994, at 10:30 a.m., local time, for the following purposes:

    1. Proposal No. 1. To elect three directors for three-year terms expiring at the 1997 Annual Meeting of Shareholders (see page 2);

    2. Proposal No. 2. To ratify the appointment by the Board of Directors of two additional directors to serve the unfilled portions of terms expiring at the 1996 Annual meeting of Shareholders (see page 3); and

    3. Proposal No. 3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1995 (see page 22);

and to transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record on the books of the Company at the close of business on October 7, 1994, will be entitled to vote at the meeting or any adjournment thereof.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE WHEN MAILED IN THE UNITED STATES.

  Shareholders who attend the meeting may vote in person even though they have previously mailed their proxy.

                               Richard W. Madsen, Secretary

October 28, 1994

[LOGO OF ROHR]   ROHR, INC.

                 850 Lagoon Drive
                 Chula Vista, California 91910-4308
                 (619) 691-4111

October 28, 1994

                                PROXY STATEMENT

  This Proxy Statement and its enclosures are being mailed to shareholders on or about October 31, 1994.

  The enclosed Proxy is solicited by the Board of Directors of Rohr, Inc. (the "Company"), for use at the 1994 Annual Meeting of Shareholders. It may be revoked by you at any time prior to its use by (i) providing a written revocation to the Secretary of the Company at its offices or (ii) executing and delivering a later-dated Proxy. Shareholders who attend the meeting may vote in person even though they have previously submitted a Proxy. Shares represented by an unrevoked Proxy will be voted as authorized by the shareholder.

  Only shareholders of record at the close of business on October 7, 1994, will be entitled to vote at the meeting. On that date, the outstanding voting securities of the Company consisted of 18,053,932 shares of Common Stock. Except for the election of directors as described below, each share is entitled to one vote.

  The representation in person or by proxy of at least one-half of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of shares present and voting. A majority of the shares represented at the meeting is required for the approval of the appointment of two directors to fill unexpired terms and for the appointment of Deloitte & Touche LLP. Abstentions have the same effect as votes against proposals presented to shareholders, other than in the election of directors. "Non-votes," which occur when a nominee holding shares for a beneficial owner that have been voted on one proposal does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, will not be treated as present or voting in person or by proxy on a proposal, and therefore will have no effect on the outcome of a vote.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Company presently has twelve directors, three of whose terms expire at the Annual Meeting. Unless marked to the contrary, the proxies received will be voted for the election of Wayne M. Hoffman, Robert M. Price and Jack D. Steele to serve as directors until the Annual Meeting in 1997 and/or until their successors are elected or appointed and qualified. In the event any nominee declines or becomes unavailable and a vacancy exists, which is not anticipated, the persons named in the Proxy will vote for a substitute who shall be designated by the Nomination and Board Affairs Committee of the Board of Directors.

  In the election of directors, shareholders or their proxies are entitled to cumulate their votes, with each share having a number of votes equal to the number of directors to be elected (three). These votes may be cast for one candidate or distributed among the three candidates. On all other matters, each share has only one vote. Proxies being solicited by the Board of Directors include discretionary authority to cumulate votes.

            PROPOSAL NO. 2--APPROVAL OF THE APPOINTMENT OF DIRECTORS

  Wallace W. Booth and James J. Kerley will have reached the mandatory retirement age for non-executive directors and will step down from the Board.

  The Board will appoint two existing directors, Sam F. Iacobellis and James R. Wilson, to serve the unexpired terms of Messrs. Kerley and Booth. Shareholder ratification of the appointment of Messrs. Iacobellis and Wilson to fill such unexpired terms is not required by the Company's Bylaws or otherwise. However, the Board is submitting this appointment to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Board will meet to discuss such action.

NOMINEES AND CONTINUING DIRECTORS

  The nominees for election as members of the Board of Directors and present directors whose terms of office will continue after the Annual Meeting, with information furnished to the Company by them as of October 7, 1994, are as follows:

                 Nominees for Terms Expiring in 1997

     [photo]          WAYNE M. HOFFMAN

                      Mr. Hoffman, age 71, is the former Chairman of Tiger International, Inc., and Flying Tiger Line, Los Angeles, California, having served in those positions beginning in September 1967 until his retirement in March 1986. He is also a trustee of Aerospace Corporation. He has been a director of Rohr since December 1982 and serves on the Audit and Ethics Committee, the Employee Benefits Oversight Committee, the Finance Committee and the Nomination and Board Affairs Committee.

     [photo]          ROBERT M. PRICE

                      Mr. Price, age 64, has been a business consultant to a number of major American corporations since January 1990, when he retired as Chairman of Control Data Corporation (now renamed Ceridian), Minneapolis, Minnesota. He was named President and Chief Operating Officer of Control Data Corporation in 1980 and Chairman and Chief Executive Officer in 1986, continuing as president until 1988. He is also a director of International Multifoods, Premark International, Public Service Co. of New Mexico and Fourth Shift Corporation. Additionally, he is a Chairman of the Alpha Center for Public and Private Initiatives and serves on the boards of the Minnesota Opera, the Minneapolis United Way, and the Duke University's Fuqua School of Business Board of Visitors. He became a director of the Company on June 7, 1991. He serves on the Executive Compensation and Development Committee, the Nomination and Board Affairs Committee, and the Technology Committee.

     [photo]         JACK D. STEELE

                     Dr. Steele, age 70, is the former Chairman, Board Services Division, Korn Ferry International, Los Angeles, California, a position he assumed in June 1987. From 1975 to 1986, he was the Dean, School of Business Administration, University of Southern California, Los Angeles, California. He has held professorships at Texas Tech University, the University of Kansas, Stanford University, and Harvard University. He is an author in the marketing and business fields and a consultant to a number of major American corporations. He is also a director of Glendale Federal Bank; Voice Technology International; Storage Properties, Inc.; and Public Storage, Inc. He has been a director of Rohr since December 1976 and serves on the Audit and Ethics Committee, the Employee Benefits Oversight Committee, and the Nomination and Board Affairs Committee.

                 Ratification of Appointment for Terms Expiring in 1996

     [photo]         SAM F. IACOBELLIS

                     Mr. Iacobellis, age 65, has been the Executive Vice President and Deputy Chairman for Major Programs at Rockwell International, a diversified high-tech, global corporation engaged in research, development and manufacture of a wide range of products for commercial and government markets, since June 1993. From July 1989 until assuming his current position, he served as Executive Vice President and Chief Operating Officer of that company. Prior to that, he was President--Aerospace Operations. He joined North American Aviation, a predecessor of Rockwell in 1952. Mr. Iacobellis was also co-founder and Chairman of the Board of the Warner Center Bank in Woodland Hills, California, from its inception in 1981 until its acquisition in 1990. He is a member of the Board of Directors of the Los Angeles Area Chamber of Commerce, the California Chamber of Commerce, the UCLA Board of Visitors, the California State University Foundation, a member of the California Business Roundtable, a member of the California Business-Higher Education Forum, and a member of the Executive Committee and the Board of Governors of the Aerospace Industries Association. Mr. Iacobellis became a Director of Rohr on October 7, 1994. He serves on the Employee Benefits Oversight Committee, the Executive Compensation and Development Committee, and the Technology Committee.

     [photo]         JAMES R. WILSON

                     Mr. Wilson, age 53, assumed the position of President and Chief Executive Officer of Thiokol Corporation on October 7,1993. Mr. Wilson joined Thiokol in July 1989 as Vice President and Chief Financial Officer and was named Executive Vice President in October 1992. Thiokol is the leading producer of solid propellant rocket motors in the United States and supplies the U.S. space shuttle program. Thiokol also produces a broad range of high performance fasteners used in commercial aircraft and various industrial applications. Prior to joining Thiokol in 1989, Mr. Wilson served as Chief Financial Officer for Circuit City Stores, Fairchild Industries and the Wicks Companies. Earlier, he held various financial management positions at

                      Textron Inc. He is a Trustee of the College of Wooster, Wooster, Ohio. Mr. Wilson was appointed a Director of Rohr on October 7, 1994. He serves on the Audit and Ethics Committee, the Executive Compensation and Development Committee, and the Finance Committee.

                 Other Directors with Terms Expiring in 1996

     [photo]          WALLACE W. BOOTH

                      Mr. Booth, age 72, retired as Chairman of the Board of Ducommun Incorporated, Los Angeles, California, in December 1988. From June 1978 until July 1988, he served as Chairman of the Board, President and Chief Executive Officer and a director of that company. Mr. Booth has been a director of Rohr since February 1982. He is also a director of Litton Industries, Inc.; First Interstate Bank of California; and Navistar International Corporation. He is a Trustee of the University of Chicago. Mr. Booth is also a director of the Children's Bureau Foundation of Southern California. He serves on the Employee Benefits Oversight Committee, the Executive Compensation and Development Committee, and the Finance Committee. He will step down from the Board because he has reached the mandatory retirement age for Directors.

     [photo]          JAMES J. KERLEY

                      Mr. Kerley, age 71, became Chairman of the Board, Chief Executive Officer, and Chief Financial Officer on January 7, 1993. On April 19, 1993, he relinquished the title of Chief Executive Officer and on October 31, 1993, he relinquished the title of Chief Financial Officer when he ceased to be an employee of the Company. He has continued as the non-executive Chairman of the Board. He serves on the Audit and Ethics Committee, the Employee Benefits Oversight Committee, and the Finance Committee. As the non-executive Chairman of the Board, he serves on all other committees of the Board as an ex-officio member. He retired as Vice Chairman of Emerson Electric Company, St. Louis, Missouri, at the end of 1985, and from its Board of Directors in February 1987, positions he had held since September 1981. He also served as the Chief Financial Officer at Emerson Electric Company from September 1981 to March 1984. He is also a director of Sterling Chemicals, Inc.; Borg Warner Automotive, Inc.; DTI Industries, Inc.; and ESCO Electronics Corporation. He has been a director of Rohr since October 1980 and previously served as a director from June 1976 to February 1980. He will step down from the Board because he will have reached the mandatory retirement age for Directors.

     [photo]          ROBERT H. RAU

                      Robert H. Rau, age 58, was elected President and Chief Executive Officer of the Company in April 1993. Prior to joining the Company, Mr. Rau was an Executive Vice President of Parker Hannifin Corporation and for the past ten years had served as President of the Parker Bertea Aerospace segment of Parker Hannifin. Parker Bertea designs and produces a broad line of hydraulic, fuel and pneumatic systems and components for commercial, military and general aviation aircraft. He joined Parker Hannifin in 1969 and held positions in finance, program management and general management. Mr. Rau has extensive experience in the aerospace industry.

                      In addition, Mr. Rau is a member of the Board of Governors of the Aerospace Industries Association and a past Chairman of the General Aviation Manufacturers Association. He became a director of the Company in April 1993.

     [photo]          WILLIAM P. SOMMERS

                      Dr. Sommers, age 61, has served as the President and Chief Executive Officer of SRI International since January 1994. SRI International is a leading contract research firm. Prior thereto, Dr. Sommers was an Executive Vice President of Iameter, Inc., since November 1992. Iameter, Inc., is a medical information and education company. From 1963 until he retired in 1992, he was with Booz.Allen & Hamilton, Inc. He served as a Senior Vice President, director and member of the Office of the Chairman and in other senior management positions. Dr. Sommers has extensive experience as a management consultant to numerous technology-based manufacturing and service firms. He became a director of Rohr on September 9, 1992. He is also a director of SRI International and Litton Industries, Inc.; a member of the board of trustees of the Kemper Mutual Funds; a director of Therapeutic Discovery Corp.; a former trustee of the Criminal Justice Legal Foundation; and a member of the National Advisory Council of the University of Michigan, College of Engineering. He serves on the Employee Benefits Oversight Committee, the Finance Committee and the Technology Committee.

                 Continuing Directors with Terms Expiring in 1995

     [photo]          WALLACE BARNES

                      Mr. Barnes, age 68, has been the Chairman of Barnes Group Inc. since March 1977, was Chief Executive Officer from 1977 to 1991, and served as President of that company from 1964 to 1977. Barnes Group, headquartered in Bristol, Connecticut, is a publicly traded Fortune 500 company with three groups involved in automotive maintenance and repair parts, precision springs and custom metal parts, and aerospace components for gas turbine engines. He became a director of the Company in February 1989. He is also a director of Aetna Life & Casualty Co., Loctite Corporation, Rogers Corp., Tradewind Turbines Corporation and Barnes Group Inc. He serves on the Employee Benefits Oversight Committee, the Executive Compensation and Development Committee and the Technology Committee. Upon Mr. Kerley's retirement, Mr. Barnes will become the non-executive Chairman of the Board of Directors of the Company.

     [photo]          EUGENE E. COVERT

                      Professor Covert, age 68, has been a Professor in the Department of Aeronautics and Astronautics of the Massachusetts Institute of Technology, Cambridge, Massachusetts, since 1968. From 1985 to 1990, he served as Department Head. Professor Covert is also a consultant to a number of major corporations as well as to agencies of the United States and foreign governments. He is a director of Allied-Signal Corp. and Physical Sciences, Inc., and an Honorary Fellow of the American Institute of Aeronautics and Astronautics. He has been a director of Rohr since December 1986 and serves on the Audit and Ethics Committee, the Nomination and Board Affairs Committee, and the Technology Committee.

     [photo]          D. LARRY MOORE

                      Dr. Moore, age 58, has been the President and Chief Operating Officer of Honeywell, Inc., a provider of electronic automation and control systems located in Minneapolis, Minnesota, since April 1993. From December 1990 until assuming his current position, he served as Executive Vice President and Chief Operating Officer of that company. Dr. Moore has been employed by Honeywell, Inc., since December 1986, having also served as President of its Space and Aviation Business. Dr. Moore became a director of Rohr on December 7, 1991. He is also a director of Honeywell, Inc.; the GEON Co.; the Aerospace Industries Association; the National Association of Manufacturers; and Abbott Northwestern Hospital in Minneapolis, Minnesota. He serves on the Audit and Ethics Committee, the Executive Compensation and Development Committee and the Finance Committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has formed the following standing committees of its members to assist it in the discharge of its responsibilities: Audit and Ethics Committee, Employee Benefits Oversight Committee, Executive Compensation and Development Committee, Finance Committee, Nomination and Board Affairs Committee, and Technology Committee. Memberships in the various committees are assigned by action of the full Board of Directors.

  The full Board of Directors met 11 times during fiscal 1994. Each Director attended more than 75 percent of the aggregate of all Board of Directors' meetings and meetings of standing committees of the Board of which he was a member.

  The function of each committee, its membership, and the number of meetings held by it or its predecessor committee during fiscal year 1994 are shown below:

  THE AUDIT AND ETHICS COMMITTEE has two designated functions. In its audit function, it reviews the Company's public financial statements to determine that they comply with generally accepted accounting principles and Securities and Exchange Commission requirements and that they present fairly the Company's financial position and the results of its operations. The Committee also assists the Board of Directors in carrying out its responsibility to ensure that the Company's management controls are of sufficient quality to provide reasonable assurances that the Company is complying with its policies as well as all prevailing governmental legislation. In its ethics function, the Committee focuses on the ethical quality of the Company's management by supporting the establishment of an atmosphere within the Company which will encourage employees to follow the policy of complying with all laws governing Company operations and conducting its affairs in keeping with the highest legal and ethical standards. The Committee currently consists entirely of directors who are not officers and employees of the Company. The members are Mr. Hoffman, Chairman; Messrs. Covert, Kerley, Moore, Steele and Wilson. During fiscal year 1994, the Committee met four times.

  THE EMPLOYEE BENEFITS OVERSIGHT COMMITTEE approves the adoption of or amendment to employee benefit plans, unless the financial effect of such actions would exceed certain guidelines, in which case the full Board of Directors takes such action. It appoints members of the management employee benefits committee for funded plans, and oversees that committee's establishment of investment policies and strategies and its appointment of actuaries and its adoption of actuarial assumptions. The Committee appoints trustees for the plans and it also determines the funding strategy, after coordination with the Finance Committee, of underfunded pension plans. The Committee currently consists entirely of directors who are not officers and employees of the Company. The members are Dr. Sommers, Chairman; Messrs. Barnes, Booth, Hoffman, Iacobellis, Kerley and Steele. During fiscal year 1994, the Committee met four times.

  THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE establishes an executive compensation program designed to attract, motivate and retain individuals of exceptional ability to provide leadership in achieving quality in all aspects of the Company's business. The Committee is responsible for determining the annual base salary, short-term and long-term incentive compensation (including stock awards), and other compensation of the executive officers of the Company. In addition, the Committee reviews plans for executive management succession. The membership of the Committee currently consists entirely of directors who are not officers and employees of the Company. The members are Mr. Booth, Chairman, as of the record date, Messrs. Barnes, Iacobellis, Moore, Price and Wilson. During fiscal year 1994, the Committee met three times.

  THE FINANCE COMMITTEE reviews and monitors the financial plans and capital structure of the Company to ensure their conformance with the Company's objectives for satisfactory customer and shareholder requirements. Currently, the Committee consists of the Company's Chairman and four directors who are neither officers nor employees of the Company. The members are Mr. Kerley, Chairman; Messrs. Booth, Hoffman, Moore, Sommers and Wilson. During fiscal year 1994, the Committee met three times.

  THE TECHNOLOGY COMMITTEE reviews corporate-wide technology matters, monitors the implementation of new technology by the Company, and reviews the Company's performance in the field to ensure conformance with the Company's plans for growth, customer support, and maintenance of quality. The Committee also reviews the application of technology to enhance the Company's ability to meet and exceed customer requirements. The Committee currently consists entirely of directors who are not officers and employees of the Company. The members are Professor Covert, Chairman; Messrs. Barnes, Iacobellis, Price, and Sommers. During fiscal year 1994, the Committee met twice.

  THE NOMINATION AND BOARD AFFAIRS COMMITTEE, in order to focus on the need for quality leadership of the Company, maintains appropriately broad-based business-oriented membership for the Board of Directors, consisting of persons who are knowledgeable, experienced and strategic-minded. The Committee consists entirely of directors who are neither officers nor employees of the Company. The members are Dr. Steele, Chairman; Messrs. Covert, Hoffman and Price. During fiscal year 1994, the Committee met three times.

  ANY SHAREHOLDER DESIRING TO MAKE RECOMMENDATIONS FOR POTENTIAL CANDIDATES FOR CONSIDERATION BY THE COMMITTEE SHOULD SEND TIMELY NOTICE IN WRITING TO THE SECRETARY OF THE COMPANY. TO BE TIMELY, SUCH NOTICE SHALL BE DELIVERED OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY NOT LESS THAN SIXTY (60) DAYS NOR MORE THAN NINETY (90) DAYS PRIOR TO THE MEETING OF ANNUAL SHAREHOLDERS. SUCH NOTICE SHALL SET FORTH: (I) AS TO EACH PERSON WHOM THE SHAREHOLDER PROPOSES TO NOMINATE FOR ELECTION OR RE-ELECTION AS A DIRECTOR, ALL INFORMATION RELATING TO SUCH PERSON THAT IS REQUIRED TO BE DISCLOSED IN SOLICITATIONS OF PROXIES FOR ELECTION OF DIRECTORS PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, (INCLUDING SUCH PERSON'S WRITTEN CONSENT TO BEING NAMED IN THE PROXY STATEMENT AS A NOMINEE AND TO SERVING AS A DIRECTOR IF ELECTED); AND (II) AS TO THE SHAREHOLDER GIVING THE NOTICE (A) THE NAME AND ADDRESS AS THEY APPEAR ON THE COMPANY'S BOOKS OF SUCH SHAREHOLDER, AND (B) THE CLASS AND NUMBER OF SHARES OF THE COMPANY WHICH ARE BENEFICIALLY OWNED BY SUCH SHAREHOLDER.

               DIRECTORS' BENEFICIAL OWNERSHIP AND COMPENSATION

  The beneficial ownership of the directors and nominees in the stock of the Company is shown under the caption "BENEFICIAL OWNERSHIP OF SHARES."

CASH COMPENSATION

  Directors who are not employees of the Company receive annual cash compensation of $25,000 (less the fair market value of 250 shares of the Company's common stock granted yearly pursuant to the Company's 1991 Stock Compensation Plan for Non-Employee Directors) for service on the Board of Directors, including any committees of the Board on which they serve, plus $1,000 for each meeting of the full Board of Directors and $750 ($1,000 in the case of the Committee Chairperson) for each meeting of a Board committee that they attend. The Company reimburses Directors for their expenses incurred in connection with attending Board and Board committee meetings.

  In connection with Mr. Kerley becoming the non-executive Chairman of the Board of Directors on November 1, 1993, the Company agreed to provide certain additional compensation to him. The agreement provides that Mr. Kerley receive $45,000 per calendar year for his services as the non-employee Chairman of the Board of Directors. In addition, Mr. Kerley receives $2,500 per day plus appropriate expenses for consulting work--in excess of 18 days expected of him as the non-employee Chairman--that he performs for the Company. See "Summary Compensation Table."

DIRECTORS' RETIREMENT PLAN

  The Company has a Directors' Retirement Plan which provides benefits following retirement to any director who is not an employee of the Company at the time of his or her retirement from the Board of Directors. Benefits under the Plan commence as of the first day of the month following the earlier occurrence of (i) a director achieving 72 years of age, or at such earlier time as a director elects not to become a candidate to succeed himself as a director, or (ii) the termination from service as a director (except for termination for cause) following a "change in control" of the Company (as that term is defined in the Plan), provided, among other things, such director was a director on the date of such "change in control." The Company's Bylaws currently provide that a director, upon reaching the age of 72 years, shall retire from the Board of Directors at the next following annual meeting of shareholders. The annual benefit to a retired director under the Plan is equal to the annual retainer (including the value of the award of shares made under the 1991 Stock Compensation Plan for Non-Employee Directors) being paid to directors upon the date of retirement and is payable for a period equal to the number of years and fractional years of service as a Company director. The Plan also provides retirement benefits to a surviving spouse of a director equal to the then-unpaid amount of benefits the director would have received had he been retired and survived.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  Under the 1988 Non-Employee Director Stock Option Plan, which was approved by shareholders, an option to purchase 1,000 shares of Common Stock of the Company is automatically granted on the first business day following each annual meeting at which directors are elected to each director of the Company who is at the time not an employee of the Company. The option exercise price is equal to the fair market value of the stock on the date the option is granted. Each option granted under the Plan becomes exercisable six months after its date of grant and expires ten years after its date of grant, provided, however, that each option that is not already exercisable shall become immediately exercisable (i) if the optionee ceases to be a director because of his or her death or total and permanent disability, or (ii) if a "change in control," as such term is defined in the Plan, shall occur.
Pursuant to the Plan, on December 6, 1993, Messrs. Barnes, Booth, Covert, Hoffman, Kerley, Moore, Price, Sommers and Steele each received an option for 1,000 shares of Common Stock at an option price of $8.875 per share, for a total grant of nine options covering an aggregate of 9,000 shares of Common Stock during fiscal 1994. Mr. Rau, the Company's President and Chief Executive Officer, as an employee, was ineligible to participate in the Plan.

STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

  The Shareholders of the Company adopted the 1991 Stock Compensation Plan for Non-Employee Directors. Under the plan, the Company annually awards, issues or delivers to each director who is not at the time an employee of the Company, in partial consideration for the services rendered by such director during the Company's prior fiscal year, 250 shares of the Company's Common Stock, subject to certain adjustments. The plan provides for a pro-rated award if the director has not served for the full preceding fiscal year.

  On August 18, 1994, awards with respect to the 1994 fiscal year were determined. Messrs. Barnes, Booth, Covert, Hoffman, Kerley, Moore, Price, Sommers and Steele received awards of 250 shares each, for a total grant to all eligible directors of 2,250 shares. On the award date, the Company's Common Stock closed at $12 1/8. The value of these shares, $3,031.25 (250 shares at $12 1/8 per share), reduces the amount of the annual cash retainer paid to Directors on a dollar-for-dollar basis. Mr. Rau, the Company's President and Chief Executive Officer, as an employee, was ineligible to participate in the Plan.

                EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

  The Executive Compensation and Development Committee (the "Committee") is responsible for determining the annual base salary, short-term and long-term incentive compensation (including stock awards), and other compensation of the executive officers. Each member of the Committee is a non-employee director. This report describes the applicable policies of the Committee in establishing the principal components of executive compensation during fiscal 1994.

 Goals in Determining Executive Compensation; Philosophy of Compensation

  The Company's integrated executive compensation program is intended to accomplish the following goals:

  1.   Pay competitively to attract, retain and motivate capable executives.

  2. Tie individual total compensation to the achievement of specific, measurable goals related to the success of the Company and to the performance of the individual and the executive team.

  3.   Align the financial interests of the executives with shareholder value.

  In achieving the Company's compensation goals, the Committee believes a significant portion of the executives' compensation should be at risk based on the financial performance of the Company. Base salaries of executives are intended to be moderate yet competitive, with the opportunity to earn the at-risk annual and long-term incentive payments or awards so as to provide total compensation which is equal to competitive levels for superior company performance over a longer period of time. The financial goals for these incentive compensation plans are reviewed and approved by the Committee at the beginning of the fiscal year in conjunction with the Board of Directors' approval of the Company's business plans.

  In light of the financial environment of the Company and the industry at the beginning of the current fiscal year, the Committee believed that cash management and cash generation should be the top priority for management in fiscal 1994, modified by net income. Accordingly, financial goals under the

Management Incentive Plan for the year ending July 31, 1994, were so directed, as described in more detail below. The Committee determined the financial goals under the Management Incentive Plan for the current fiscal year 1995 should be substantially the same, with the effect of the net income modifier somewhat increased.

 Factors and Information Generally Considered

  The Committee considers the following matters in establishing executive compensation: (a) Company performance, both in absolute terms and in relation to similar companies; (b) the performance of each individual executive officer;
(c) periodically, the comparative compensation surveys and other material concerning compensation levels and stock grants at similar companies; (d) historical compensation levels and stock awards at the Company; (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent; and (f) the input, from time to time, of professional compensation consultants and management. The Committee assigns no specific weight to any of the enumerated factors in establishing executive compensation.

  Companies used in comparative analyses for executive compensation purposes are selected with the assistance of professional compensation consultants. Selection of such similar companies is based on a variety of factors, including financial criteria and industry classification. The companies used in comparative analyses for executive compensation purposes include the companies in the industry line-of-business index used in the Performance Graph, as well as the following additional companies participating in the aerospace business, most of which, however, are larger than the Company: Allied Signal Inc.; Coltec Industries; FMC Corp.; GenCorp; General Electric Company; Harris Corp.; Hercules, Incorporated; Hexcel Corp.; Honeywell, Inc.; LTV Corp.; Sundstrand Corporation; Textron, Inc.; Thiokol Corporation; and TRW, Inc. The Committee relies on a broad array of companies for comparative analysis of executive compensation because the Committee believes that the Company's competitors for executive talent are more varied than the industry line-of-business index chosen for comparing shareholder return in the Performance Graph. The Company believes it is slightly below the fiftieth percentile of the broad array of companies in compensating its executives.

 Executive Officers' Compensation in Fiscal 1994

  The Company establishes pay grades for the executive officers, providing a base salary range, annual incentive target and targeted periodic stock options for each pay grade. The base salary ranges were established and are reconsidered following a periodic review of comparative compensation data, and the actual salary for executives in each range are established periodically; the salary of each officer of the Company is established by the Committee. Accountability for the achievement of the Company goals was the most significant factor in determining base salary levels for executives in fiscal 1994.

  The incentive targets for each pay grade are also established following a comparative data review and these targets are expressed as a percentage of base salary, although in some cases, somewhat higher targets were established on the basis of the importance of the position to achieving overall Company success. Annual awards under the Company's Management Incentive Plan are granted directly in relation to the Company's achievement of specific performance targets established each year by the Committee. The Committee's practice, extending back for many years, has been to pay incentives under the Plan only when earned by achievements of Plan objectives. In fiscal 1994, awards under the Management Incentive Plan were structured at the beginning of the fiscal year on the basis of achieving specified levels of operating cash flow as a percentage of average operating assets. If the operating cash flow were seven percent or less of operating assets, no awards would have been paid. Operating cash flow in excess of that figure would produce awards in accordance with a progressive scale. After-tax net income in fiscal 1994 was also considered. The criteria for earning awards under this plan was achieved in fiscal 1994 (since operating cash flow was 17.7% of operating assets) and, consequently, payments were made to the Company's executives. Awards for the named highest compensated executives are shown under the heading "Executive Compensation and Other Information," which information indicates that, for this group in the aggregate, 39% of their salary plus their incentive payments under the Management Incentive Plan was at risk based on financial performance of the Company.

  Each pay grade also had a targeted number of periodic stock options related to the amount of base salary in order to further align the interests of the executives with shareholder value. The number of options is determined so as to be able to allow the executive to earn competitive total compensation for superior company performance over a longer period of time. The vesting period for the exercise of these options is generally in accordance with competitive practices and is designed to retain the executive and lengthen the period of time when such options must be earned by continued employment. In 1992, the Committee altered its practice of making annual grants and made a one-time grant in accordance with these guidelines, with the understanding that the Committee would not grant additional options to existing executives during fiscal 1993 through fiscal 1995, except to newly eligible employees and except for grants to the three individuals who have been promoted to become senior vice presidents.

 Compensation of Robert H. Rau, President and Chief Executive Officer

  Mr. Rau joined the Company as President and Chief Executive Officer in April 1993. His fiscal year 1994 compensation was set forth in an Employment Agreement between Mr. Rau and the Company. In negotiating his compensation in the Employment Agreement, the Committee considered comparative compensation information, historical compensation levels for the position he accepted at the Company and an evaluation of the level of compensation necessary to obtain his services in light of industry and Company conditions. During fiscal year 1994, the Company successfully implemented its turnaround strategy, including a significant increase in cash flow from operations, improved operating income from continuing operations (before taxes, interest and unusual items), and significantly improved productivity. This was achieved during a period of decreased Company sales, a substantial industry downturn, and generally difficult economic conditions. The incentive portion of Mr. Rau's compensation for fiscal 1994 was based upon achieving the incentive targets established under the Management Incentive Plan.

  The foregoing report has been approved by all members of the Committee.

THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

Wallace W. Booth, Chairman
Wallace Barnes
D. Larry Moore
Robert M. Price

October 6, 1994

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning compensation paid or accrued by the Company to, or on behalf of, the Company's Chief Executive Officer, each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) and one highly compensated executive officer who served during part of the last fiscal year but who was not an employee at last fiscal year end (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended July 31, 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                      -------------------------------
                                ANNUAL COMPENSATION                         AWARDS          PAYOUTS
                                ----------------------                -------------------- ----------
                                                                                   NUMBER
                                                                                     OF
                                                           OTHER                   SHARES
                                                           ANNUAL     RESTRICTED   COVERED
   NAME AND PRINCIPAL    FISCAL              INCENTIVE    COMPEN-        STOCK       BY       LTIP
        POSITION          YEAR  SALARY(1)    BONUS(2)      SATION     AWARD(S)(3)  OPTIONS PAYOUTS(4)
   ------------------    ------ ---------    ---------    --------    -----------  ------- ----------
R. H. Rau                 1994  $499,423     $360,000     $ 62,282      $     0          0  $     0
 President and            1993   126,539      112,500       68,830      775,000    100,000        0
 Chief Executive Officer  1992         0            0            0            0          0        0
J. J. Kerley (5)          1994  $170,452(6)  $200,000(7)  $215,021(8)   $     0      1,000  $     0
 Chairman of the Board    1993   327,692            0      188,820       78,750     16,000        0
                          1992         0            0            0            0      1,000        0
J. R. Johnson             1994  $208,000     $114,800     $  8,833      $57,000     10,000  $     0
 Senior Vice President,   1993   187,367            0       31,620            0          0   23,331
 Programs, Technology
  and                     1992   164,118       77,080       43,762            0     39,392   16,665
 Quality Assurance
R. W. Madsen              1994  $200,865     $111,100     $  3,930      $     0          0  $     0
 Vice President,          1993   193,613            0       19,102            0          0  $16,665
 General Counsel and
  Secretary               1992   169,352       31,085       38,668            0     39,392  $29,997
D. R. Watson              1994  $173,814     $ 93,500     $  9,505      $97,500(9)  20,000  $     0
 Senior Vice President,   1993   154,493            0       25,639            0          0  $16,665
 Customer Support and
  Business                1992   127,186       51,844       28,301            0     30,412  $29,997
 Development
G. A. Wetzler             1994  $170,725     $ 93,200     $  9,715      $93,750     20,000  $     0
 Senior Vice President,   1993   145,546            0       28,504            0          0   13,332
 Operations               1992   124,156       42,764       34,577            0     27,085   13,332

NOTES TO SUMMARY COMPENSATION TABLE

(1) Under the Pretax Savings Plan for Salaried Employees of the Company (Restated, 1983), a tax-qualified 401(k) plan which is available to all salaried employees as of the first day of the Plan year (August 1), the Company matches one-fourth of employee contributions which do not exceed 5% of compensation. Effective October 1992, Company matching contributions for participants on the executive and officer payrolls under this Plan were suspended. Company contributions and the earnings thereon normally vest at the rate of 20 percent per year until the fifth anniversary of a participant's employment; after the fifth anniversary, such contributions and earnings vest immediately. The maximum amount any person can contribute in calendar year 1994 is limited by federal tax rules. The amounts contributed by each of the Named Executive Officers with respect to fiscal year 1994 were: Mr. Rau, $18,234; Mr. Kerley, $0; Mr. Johnson, $9,240; Mr. Madsen, $9,240; Mr. Watson, $9,453; and Mr. Wetzler, $10,661.

(2) Under the Company's Management Incentive Plan (Restated, 1982) (the "MIP"), annual incentive payments are provided for officers and other high-level executives (including employees who also serve on the Board of Directors) having a direct impact on the success of the Company. The MIP is administered by the Executive Compensation and Development Committee of the Board of Directors which reviews and considers individual awards recommended by management and establishes the annual financial performance objectives under the Plan. For fiscal years 1992 and 1993, cash awards could be earned pursuant to a formula based on the extent to which the Company's financial performance during the fiscal year met or exceeded certain predetermined objectives and an evaluation of each participant's individual performance. During fiscal year 1994, the Company adopted an incentive formula designed to reward top leadership for achieving targeted cash generation from operations, asset management and net income. Payments under this formula were based on the amount of cash generated from operating activities as a percentage of average net assets employed, adjusted to consider net income earned by the Company. The full Board of Directors approved the formula and a management committee recommendation of who would participate in the Plan and such participants' level of participation by assigning a specific number of participation units to each participant. Notwithstanding any incentive payments earned under the formula, the Board of Directors may, at its sole discretion, elect not to make any payments if it determines that such payments would be inappropriate.
(3) The amount of Restricted Stock awarded to the Named Executive Officers during fiscal year 1994, all at $1.00 per share, was as follows: Mr. Johnson, 6,000 shares; Mr. Wetzler, 10,000 shares; and Mr. Watson, 10,000 shares. The restrictions on these shares lapse ratably over the five years following the date of the purchase of the stock under the award and, in all cases, are subject to acceleration of such schedule upon a change in control of the Company. Dividends, if any, are payable on restricted stock prior to the lapsing of the restrictions. At the end of the fiscal year, the number and the value of the unreleased restricted stock held by Mr. Rau were 87,500 shares at a value of $918,750; by Mr. Kerley, 7,500 shares at a value of $78,750; by Mr. Johnson, 6,000 shares at a value of $63,000; by Mr. Madsen, $0; by Mr. Watson, 1,600 shares at a value of $16,800; and by Mr. Wetzler, 10,400 shares at a value of $109,200.
(4) This column consists of Long-Term Incentive Plan Payments under the Company's Performance Unit Plan, which Plan is now inactive.
(5) Mr. Kerley became the Chairman of the Board, Chief Executive Officer and Chief Financial Officer on January 7, 1993. On April 19, 1993, he relinguished the title of Chief Executive Officer and, on October 31, 1993, he relinguished the title of Chief Financial Officer when he resigned as an employee of the Company. The compensation shown here includes amounts paid in fiscal year 1994 or to be paid to him in 1995 for his service to the Company in fiscal year 1994.
(6) This compilation is in addition to amounts paid to Mr. Kerley for his service as a member of the Board of Directors which is discussed under Directors' Beneficial Ownership and Compensation.
(7) Mr. Kerley received incentive compensation of $100,000 with respect to fiscal year 1994 which was paid in September 1994 and an additional $100,000 for services to the Company which will be paid in calendar year 1995.
(8) The amount includes consulting fees of $161,350 which is discussed under Directors' Beneficial Ownership and Compensation.
(9) Mr. Watson was awarded 10,000 shares of restricted stock during fiscal year 1994 which he purchased on August 25, 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information concerning options to purchase the Company's common stock granted in fiscal 1994 to the Named Executive Officers.

                              INDIVIDUAL GRANTS(1)

                                  % OF TOTAL
                                   OPTIONS
                                  GRANTED TO
                                  EMPLOYEES    EXERCISE              GRANT DATE
                          OPTIONS IN FISCAL    OR BASE    EXPIRATION  PRESENT
          NAME            GRANTED    YEAR    PRICE ($/SH)    DATE    VALUE $(2)
          ----            ------- ---------- ------------ ---------- ----------
R. H. Rau................      0       0        $    0          --    $      0
 President and Chief
 Executive Officer
J. J. Kerley.............  1,000       1%       $ 8.75     12-06-03   $  5,820
 Chairman of the Board
 (3)
J. R. Johnson ........... 10,000       9%       $10.25     06-02-04   $ 66,700
 Senior Vice Pres.,
 Programs, Technology
 and Quality Assurance
R. W. Madsen.............      0       0             0          --           0
 Vice President, General
 Counsel and
 Secretary
D. R. Watson............. 20,000      18%       $10.25     06-02-04   $133,400
 Senior Vice Pres.,
 Customer Support
 and Business Development
G. A. Wetzler............ 20,000      18%       $10.25     06-02-04   $133,400
 Senior Vice President,
 Operations

NOTES TO THE OPTION GRANTS TABLE

(1) 1989 Stock Incentive Plan. The shareholders approved the 1989 Stock Incentive Plan (the "Plan") under which salaried employees are eligible to receive stock options, restricted stock, and various other stock-based awards. Subject to certain adjustments, up to 2,500,000 shares of Common Stock may be sold or issued under the Plan, which has no specific termination date except that tax benefited incentive stock options may not be granted after July 31, 1999. The terms and conditions of the stock-based awards are determined by the Executive Compensation and Development Committee of the Board of Directors (the "Committee") on each grant date and may include provisions for the exercise price, expiration, vesting, and restriction on sale and forfeiture, as applicable.

    The nonqualified stock options granted provide for an option purchase price equal to the fair market value of the option shares on the date of grant, must expire not later than ten years after the date of grant (subject to an earlier termination schedule in the case of varying types of retirement or other termination of employment) and will not be transferable by the option holder during his or her lifetime. Options issued to Messrs. Johnson, Wetzler and Watson will become exercisable ratably over five years. No stand-alone stock appreciation rights have been granted, and none of the options carry tandem stock appreciation rights. An option for 1,000 shares was issued to Mr. Kerley under the Non-Employee Director Stock Option Plan, vesting six months from date of grant.

(2) The values were calculated using the Black-Scholes option pricing model. Assumptions used in the model include a stock volatility of 0.456 and 0.434 for the options granted at $8.75 and $10.25 per share, respectively, using end-of-month price data for the common stock for a 37-month period preceding the option grant date; a risk-free interest rate of 6.25%; future dividend yield of zero percent; and an exercise price equal to the fair market value of the stock at the date of grant. The actual value that an executive may realize, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price, which is the fair market value of the stock at the time of grant. There is no assurance that any executive will receive the amounts estimated by the Black-Scholes model.

(3) These options were granted to Mr. Kerley in connection with his service as a director and are discussed at "Directors' Beneficial Ownership and Compensation--Non-Employee Director Stock Option Plan."

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES(1)


                                                       VALUE OF UNEXERCISED
                           NUMBER OF UNEXERCISED           IN-THE-MONEY
                             OPTIONS AT FY-END        OPTIONS AT FY-END ($)
          NAME           EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
          ----           ------------------------- ----------------------------
R. H. Rau ..............       25,000/75,000             $65,625/$196,875
 President and Chief Ex-
  ecutive Officer
J. J. Kerley ...........        9,750/11,250               4,219/1,406
 Chairman of the Board
J. R. Johnson ..........       45,396/27,196              15,047/27,547
 Senior Vice President,
 Programs, Technology
  and Quality Assurance
R. W. Madsen............       40,196/17,196              15,047/15,047
 Vice President, General
 Counsel and Secretary
D. R. Watson............       40,456/32,956              11,337/36,337
 Senior Vice President,
 Customer Support and
  Business Development
G. A. Wetzler...........       34,993/31,592              10,144/35,143
 Senior Vice President,
  Operations

- --------
(1) No Named Executive Officer exercised any options during the last fiscal year.
(2) The value of exercised/unexercised options is based on a closing price of $11 1/2 per share on July 31, 1994.

RETIREMENT BENEFITS

  Under the Company's Salaried Retirement Plan (the "QRP" or "Qualified Retirement Plan"), certain benefits are available to eligible salaried employees of the Company and its subsidiaries. The monthly benefits for normal retirement of persons having sufficient credited service to qualify under the plan are 1 1/2 percent (2 percent for service accrued prior to January 1, 1987) of an employee's average monthly "compensation," which as to the named executive officers is comprised of "salary" and "incentive bonuses" paid and shown on the Summary Compensation Table during the highest five consecutive of the employee's final ten years of employment with the Company, multiplied by the number of years of service (up to a maximum of 35 years), and reduced by the maximum offset of federal Social Security benefits permitted by law. Under the QRP, participants may, under certain conditions, provide a portion of their benefits to their surviving spouses after their death. Benefits will also be provided for early retirement, and vested benefits are provided for employees who terminate after at least five years of credited service.

  In addition to the QRP for all eligible salaried employees, the Company maintains a Supplemental Retirement Plan (the "SRP") for officers and other key executive employees. Under the SRP, the Company will supplement the benefits payable from the QRP, if necessary, by an amount sufficient to raise total benefits up to the level prescribed by the SRP. The combined monthly benefit level prescribed by the SRP for normal retirement ordinarily is 2 percent of an employee's average monthly "compensation" during the highest five consecutive of the preceding ten years, multiplied by the number of years of service (up to a maximum of 35 years), and reduced by the maximum offset of federal Social Security benefits permitted by law. (The term "compensation" is the same as defined in the Qualified Retirement Plan, except that it also includes the effect of any bonuses deferred by the recipient. In certain cases approved by the Board of Directors, a higher percentage than 2 percent can be provided, but only if the monthly benefit does not exceed 60 percent of compensation, reduced by federal Social Security benefits.) Benefits are also provided for disability retirement and for early retirement, based on years of credited service at the time of such disability or early retirement.

  During fiscal 1994, the Company paid $828,249 to 67 retired participants under the SRP. No amounts have been "set aside" for any person under the SRP since the plan is unfunded and benefits are determinable and payable only upon such person's retirement pursuant to the formula described above. However, the Company has accrued on its books an actuarially computed amount relative to the Company's obligations under the SRP.

  Mr. Rau's Employment Agreement (see "Employment Contracts") provides for retirement benefits at age 62 as follows: $360,000 per year to be increased by $1,800 for each month that Mr. Rau's retirement is delayed past the age of 62. This amount is to be reduced by the pension he receives from his former employer, or other pension benefits payable from the Company, except payments made pursuant to the Company's 401(k) Plan or similar plan of his former employer. The retirement benefit will be payable to Mr. Rau, his spouse, or his estate for ten years following his date of retirement and shall continue beyond such ten years until the death of both Mr. Rau and his surviving spouse. In addition, the Company has purchased an insurance contract to guarantee the payment of Mr. Rau's benefits.

  The following table illustrates the estimated annual pension benefits which would be provided at age 65 under the QRP and the Company's unfunded SRP, after applicable deductions for Social Security benefits, to salaried employees having specified average annual remuneration and years of service. The years of credited service as of July 31, 1994, for the Named Executive Officers are: Mr. Rau, 2 years; Mr. Johnson, 15 years; Mr. Madsen, 21 years; Mr. Watson, 7 years; and Mr. Wetzler, 15 years. Mr. Kerley is not eligible for a retirement benefit under either the QRP or the SRP.


           APPROXIMATE ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED

     AVERAGE ANNUAL
    COMPENSATION FOR
  HIGHEST CONSECUTIVE
 FIVE YEARS DURING LAST
       TEN YEARS
   BEFORE RETIREMENT        15 YEARS        20 YEARS        25 YEARS        30 YEARS        35 YEARS
 ----------------------  --------------- --------------- --------------- --------------- ---------------
                           QRP     SRP     QRP     SRP     QRP     SRP     QRP     SRP     QRP     SRP
                         ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
   $100,000............. $15,618 $ 4,059 $23,118 $ 6,559 $30,618 $ 9,059 $38,118 $11,559 $45,618 $14,059
   $150,000.............  26,868   7,809  38,118  11,559  49,368  15,309  60,618  19,059  71,868  22,809
   $200,000.............  26,868  22,809  38,118  31,559  49,368  40,309  60,618  49,059  71,868  57,809
   $250,000.............  26,868  37,809  38,118  51,559  49,368  65,309  60,618  79,059  71,868  92,809
   $300,000.............  26,868  52,809  38,118  71,559  49,368  90,309  60,618 109,059  71,868 127,809
   $400,000.............  26,868  82,809  38,118 111,559  49,368 140,309  60,618 169,059  71,868 197,809
   $500,000.............  26,868 112,809  38,118 151,559  49,368 190,309  60,618 229,059  71,868 267,809
   $600,000.............  26,868 142,809  38,118 191,559  49,368 240,309  60,618 289,059  71,868 337,809

PERFORMANCE GRAPH

  Regulations of the Securities and Exchange Commission require that a proxy statement relating to the annual election of directors include a line graph comparing the cumulative total shareholder return on a company's common stock with the cumulative total return of (1) the Standard & Poor's 500 Stock Index (S&P 500), and (2) an industry line-of-business index. The Board of Directors and the Executive Compensation and Development Committee have approved the use of Standard & Poor's Aerospace and Defense Index for the line-of-business index, which consists of the following companies: Boeing Co., General Dynamics Corp., Lockheed Corp., Martin Marietta Corp., Northrop Grumman Corp., Raytheon Co., Rockwell International Corp., and United Technologies Corp.

  The following graph compares the five-year cumulative total return on the Company's common stock to the total return of the S&P 500 and the Standard & Poor's Aerospace and Defense Index. The table assumes that, in each case, an investment of $100 was made on August 1, 1989, and all dividends, if any, were reinvested. (The Company has not paid a cash dividend on its common stock since 1975.) Returns are for the fiscal year ended July 31 of each year.

  The Board of Directors and the Executive Compensation and Development Committee recognize that the market price of the Company's common stock is influenced by many factors, one of which is the individual performance of the Company. The stock price performance shown on the graph is not necessarily indicative of future price performance. The Company will not make nor endorse any predictions as to the future performance of the Company's common stock.

                        (PERFORMANCE GRAPH APPEARS HERE)

                                    1989  1990    1991    1992    1993    1994
                                    ---- ------- ------- ------- ------- -------
Rohr, Inc. ........................ $100 $ 75.30 $ 75.71 $ 35.22 $ 27.94 $ 37.25
Aerospace/Defense..................  100  110.21  115.52  117.38  149.88  171.36
S&P 500 Comp-Ltd...................  100  106.50  120.09  135.45  147.27  154.87

                              EMPLOYMENT CONTRACTS

  Robert H. Rau. The Company has entered into an Employment Agreement with Mr. Rau in connection with his employment as President and Chief Executive Officer of the Company. That Agreement provides that Mr. Rau's employment may not be terminated by the Company before July 31, 1996, other than for cause. In addition, the Agreement provides that beginning on January 1, 1996, the term of Mr. Rau's employment is automatically extended for successive yearly periods unless either Mr. Rau or the Board of Directors terminates the contract on one year's advance notice. The Agreement provides Mr. Rau with the following compensation for the current and future years: a base rate per annum paid in installments equal to $500,000 during fiscal year 1994, and for fiscal year 1995, the greater of $500,000 or an amount adopted by the Board of Directors. Also, the following bonuses will be paid to Mr. Rau for future years: $120,000 promptly following determination of the financial results for fiscal year 1995 (which amount may be increased up to $360,000 by the Board of Directors for outstanding performance). The Agreement further provides that Mr. Rau receive stock awards as follows: 100,000 shares of restricted stock at $1.00 per share vesting at 12.5 percent per year; a stock grant bonus equal to 40,000 shares of the Company's common stock (at no additional consideration to Mr. Rau); and an option to purchase 100,000 shares of the Company's common stock at $8.875 per share (the then-current market value) vesting at 25 percent per year. The Agreement provides a change-of-control provision as follows: if a change of control occurs during the initial term of Mr. Rau's employment, he will receive a severance payment equal to 150 percent of the base salary at the time of termination as CEO, which shall be payable for the remainder of his then-existing term, provided such amount paid shall not be less than a sum equal to 380 percent of the Annual Base Compensation Rate. If a change in control occurs after the initial term, Mr. Rau shall receive a severance payment at least equivalent to that provided to other company officers. The provisions for Mr. Rau's retirement under this Agreement are shown at "Retirement Benefits."

  James J. Kerley. The Company has entered into a Consulting Agreement with Mr. Kerley in order to secure his expertise in the area of providing financial and other counseling advice. The term of the Agreement covers calendar year 1995 and provides that Mr. Kerley shall be compensated at the rate of $30,000 plus $2,500 per day for days of counseling in excess of the ten days which are required by the Agreement. The Agreement further provides that during the term of the Agreement Mr. Kerley will refrain from engaging in any business similar to or competing with the business of the Company unless approved in writing by the Company.

                         INDEMNIFICATION AND SEVERANCE

  Pursuant to Bylaw changes previously adopted by the shareholders, the Company has entered into Indemnity Agreements, in a form also approved by the shareholders, with each director, the executive officers named in the Summary Compensation Table, and other officers, providing for indemnification. The Indemnity Agreements provide that the Company will pay any amount which an indemnitee is legally obligated to pay because of claims which may be made against such indemnitee based on any act or omission or neglect or breach of duty, including any error, misstatement, or misleading statement, committed, attempted or allegedly committed or attempted by the indemnitee in his capacity as a director or officer, or any matter claimed against him solely by reason of his serving as such director or officer. However, no indemnification is provided in cases involving dishonesty or improper personal profit, or for a claim for an accounting of profits made in connection with a violation of
Section 16(b) of the Securities Exchange Act of 1934. Furthermore, indemnification is provided by the Company only after the exhaustion of all insurance proceeds under the Company's officers' and directors' liability insurance policy. The payments to be made under the Indemnity Agreements include the amounts of all claims, liabilities, settlements, and costs, including defense costs and costs of attachment or similar bonds, except that the Company is not obligated to pay fines or other fees imposed by law which the Company is prohibited by law from paying.

  The Company also has made severance arrangements with each of the executive officers named in the Summary Compensation Table and with all of its other officers providing for a severance payment of two times base pay and a target award under the Management Incentive Plan to any such officer in the event he is terminated (other than by death, permanent and total disability, certain retirements, or terminations which are voluntary or for cause) within two years following a change in control. For these purposes, a change in control is defined as a merger, consolidation or liquidation of the Company; the acquisition of 20 percent of the Company's Common Stock; the sale, mortgage, lease or other transfer (other than in the ordinary course of business) of 50 percent of the Company's assets or earning power; the receiving of the benefits of any loan, advance, guarantee, pledge, other financial assistance or tax credit or advantage provided by the Company to any person or group which owns 15 percent or more of the Common Stock of the Company on conditions not less favorable to the Company than the Company would be able to obtain in arm's-length negotiations; or if a majority of the Board of Directors is nominated and elected by other than the current Board and its nominees and successors. Insurance benefits are also provided until the earliest to occur of such officer obtaining new employment or reaching age 65.

  The Company also has approved modifications to preserve the benefits to all of its officers and directors previously granted under its stock incentive, stock option, restricted stock, retirement, and health care plans, in the event of a change of control (as defined above) which results in a termination of employment other than voluntarily or for cause. These provisions allow any officer so terminated after a change in control to exercise all of his stock options within three months after termination of his employment; fully vest any terminated officer in his benefit, if any, as calculated under the Supplemental Retirement Plan (and allow the retirement of any terminated director, under the Directors' Retirement Plan); waive the Company's repurchase options under the restricted stock plans for any terminated officer; and obligate the Company to indemnify any terminated officer from the federal excise tax effects of the foregoing under Section 67 of the Internal Revenue Code.

                        BENEFICIAL OWNERSHIP OF SHARES*

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-10-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons regarding such forms, the Company believes that, during fiscal year 1994, all filing requirements applicable to its officers, directors, and greater-than-10-percent beneficial owners were complied with.

  The Company's Common Stock is listed for trading on the New York and Pacific Stock Exchanges, under the symbol "RHR", and on The Stock Exchange, London.

  The following table sets forth, as of October 7, 1994, the persons believed by the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

                                                               AMOUNT    PERCENT
                NAME AND ADDRESS OF              TITLE OF   BENEFICIALLY   OF
                  BENEFICIAL OWNER                CLASS        OWNED      CLASS
                -------------------            ------------ ------------ -------
      Wisconsin Investment Board.............. Common Stock  1,669,300    9.3%
      121 E. Wilson Street, 2nd Floor
      Madison, WI 53702

- --------
  *Owners of the Company's Common Stock also own, on a one-for-one basis, rights (the "Rights") to purchase from the Company one one-hundredths ( 1/100) of a share of Series C Preferred Stock per Right, exercisable upon the occurrence of certain events. The price and terms of the Rights, which could entitle the holder to purchase Common Stock of the Company, or of an Acquiring Person, are defined in the Amended and Restated Rights Agreement between the Company and The First National Bank of Chicago dated as of April 6, 1990.

  On October 21, 1994, the Executive Officers and Directors owned as a group 635,358 shares of Common Stock of the Company. The following table shows the individual holdings. Mr. Rau, who is listed in the table as an Executive Officer is also a Director. The Company knows of no contractual arrangements which may, at a subsequent date, result in a change in control of the Company.

                    BENEFICIAL OWNERSHIP ON OCTOBER 21, 1994

                                                   RIGHT TO ACQUIRE
                                COMMON                OWNERSHIP                  TOTAL
                         --------------------- ------------------------ ------------------------
                                    PERCENT OF               PERCENT OF               PERCENT OF
          NAME           SHARES (1) CLASS (2)  SHARES (1)(3) CLASS (2)  SHARES (1)(3) CLASS (2)
          ----           ---------- ---------- ------------- ---------- ------------- ----------
DIRECTORS
 Wallace Barnes.........    6,700      --           5,000       --          11,700       --
 Wallace W. Booth.......    2,500      --           6,000       --           8,500       --
 Eugene E. Covert.......    1,600      --           6,000       --           7,600       --
 Wayne W. Hoffman.......    3,200      --          30,154       0.2         33,354       0.2
 Sam F. Iacobellis......    5,000      --               0       --           5,000       --
 James J. Kerley........   24,000      0.1         19,411       0.1         43,411       0.2
 D. Larry Moore.........      662      --           3,000       --           3,662       --
 Robert M. Price........      987      --           3,966       --           4,953       --
 William P. Sommers.....    1,473      --           2,000       --           3,473       --
 Jack D. Steele.........    2,300      --           6,000       --           8,300       --
 James R. Wilson........    2,000      --               0       --           2,000       --
EXECUTIVE OFFICERS
 L. A. Chapman..........   20,000      0.1         24,154       0.1         44,154       0.2
 J. R. Johnson..........   23,045      0.1         45,396       0.3         68,441       0.4
 R. W. Madsen...........    3,458      --          40,196       0.2         43,654       0.2
 A. L. Majors...........    4,989      --          34,436       0.2         39,425       0.2
 R. M. Miller...........    2,779      --          33,876       0.2         36,655       0.2
 R. H. Rau..............   96,002      0.5         69,830       0.4        165,832       0.9
 D. R. Watson...........   13,408      0.1         40,456       0.2         53,864       0.3
 G. A. Wetzler..........   16,387      0.1         34,993       0.2         51,380       0.3
                          -------      ---        -------       ---        -------       ---
 All of the above as a
  group
  (19 persons)..........  230,490      1.2        404,868       2.3        635,358       3.5

- --------
(1) No individual listed owned as much as one percent of any class of equity securities. All executive officers and directors as a group owned beneficially 3.5 percent of the equity securities of the Company. Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of some states, including California, personal property owned by a married person may be community property, and under some state community property laws, including California, either spouse may manage and control such community property. The Company has no information as to how many of the shares shown in this table are subject to any community property law. Beneficial ownership of shares of equity securities has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"), under which a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting power or investment power in respect to such shares of Common Stock or has the right to acquire ownership within 60 days. Accordingly, the amounts shown on the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

(2) The shares owned by each person, and by the group, and the percentage of shares owned (where such percentage exceeds 0.1%) has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(3) Includes shares which may be acquired upon the exercise of stock options as follows: 5,000, 6,000, 6,000, 6,000, 9,750, 3,000, 3,000, 2,000, 6,000,
    45,396, 40,196, 34,436, 33,876, 25,000 40,456, 34,993, and 301,103 common shares for Messrs. Barnes, Booth, Covert, Hoffman, Kerley, Moore, Price, Sommers, Steele, Johnson, Madsen, Majors, Miller, Rau, Watson, Wetzler and the group, respectively; 24,154, 9,661, 966, 24,154, 4,830 and 63,765 common shares obtainable upon the conversion of the Company's 7 3/4% Convertible Subordinated Notes due 2004 for Messrs. Hoffman, Kerley, Price, Chapman, Rau and the group, respectively; and 40,000 common shares obtainable upon the occurrence of certain events for Mr. Rau.

               PROPOSAL NO. 3--APPROVAL OF SELECTION OF AUDITORS

  The Company is seeking shareholder approval of its selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending July 31, 1995. Deloitte & Touche LLP has served as the Company's independent auditors commencing in fiscal 1966.

  Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available at an appropriate time during the meeting to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                              FINANCIAL STATEMENTS

  The Annual Report of the Company for the fiscal year ended July 31, 1994, describing the Company's operations and including audited financial statements, has been mailed prior to or concurrently with this Proxy Statement to shareholders of record at the close of business on October 7, 1994.

                            SHAREHOLDERS' PROPOSALS

  Proposals by shareholders intended to be considered at the 1995 Annual Meeting must be received by the Company on or before June 30, 1995, for consideration for inclusion in the Company's 1995 proxy materials under the rules of the Securities and Exchange Commission. Rule 14a-8 (of Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934) sets forth the requirements for shareholder proposals. A copy of Rule 14-8 will be supplied to a record or beneficial owner upon request of the Corporate Secretary at the mailing address shown on the first page of this Proxy Statement.

                            SHAREHOLDER RIGHTS PLAN

  The Company has a Shareholder Rights Plan which, under certain circumstances relating to a change in control, would allow the purchase of Common Stock at one-half of fair market value. This Plan will expire in August 1996. Prior to the Company extending this Plan, however, or adopting a new Shareholder Rights Plan, it will submit to the Shareholders an advisory vote on whether to extend such Plan or adopt a new one. If an extended or new Shareholder Rights Plan is adopted, it will contain a provision for advisory Shareholder votes every three years.

                            SOLICITATION OF PROXIES

  The Company bears the cost of this solicitation. Proxies may be solicited by mail, telephone or telegraph or personally by directors, officers and regular employees of the Company. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy material to their principals. The Company has also retained D.
F. King & Co., Inc., to assist in the distribution and limited solicitation of proxies for a fee of $7,000, plus out-of-pocket expenses.

                                 OTHER BUSINESS

  The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                                                    Richard W. Madsen
                                                    Secretary

- -------------------------------------------------------------------------------

PROXY
                                  ROHR, INC.,
                                CHULA VISTA, CA
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING DECEMBER 3, 1994

The undersigned hereby appoints James J. Kerley and Richard W. Madsen, and each of them, his or her proxies with full power of substitution and authorizes them, or either of them, or their substitutes, to vote the stock of the undersigned at the 1994 Annual Meeting of Shareholders of ROHR, INC., to be held at the offices of the Company, 850 Lagoon Drive, Chula Vista, California on Saturday, December 3, 1994, commencing at 10:30 a.m., and at any adjournments thereof, as specified below and upon such other matters as may properly be brought before the meeting conferring discretionary authority upon said proxies as to such other matters.

       Election of Directors, Nominees:
       Wayne M. Hoffman, Robert M. Price, Jack D. Steele

       Approval of appointment of Directors.
       Sam F. Iacobellis, James R. Wilson

If you wish to vote in accordance with the recommendations of the Board of Directors, simply sign your name on the reverse side and return this card. If you wish to specify your choices you may do so on the reverse side. Except to the extent of any contrary direction, this proxy will be taken as authority to vote FOR proposals 1, 2 and 3.
                                                                    SEE REVERSE
                                                                       SIDE

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE




- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE












- --------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                            5426

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
- -------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- -------------------------------------------------------------------------------
1. Election of Directors (see reverse)     // FOR    // WITHHELD

   For, except vote withheld from the following

   ----------------------------------------------

2. Approval of appointment of Directors
   (see reverse)                           // FOR    // WITHHELD

   For, except vote withheld from the following

   ----------------------------------------------

3. Approval of independent accountants.    // FOR    // AGAINST     // ABSTAIN


                                    The signer hereby revokes all proxies
                                    heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                    Please sign exactly as name appears
                                    hereon. Joint owners should each sign.
                                    When signing as attorney, executor,
                                    administrator, trustee or guardian,
                                    please give full title as such.

                                    -----------------------------------------

                                    -----------------------------------------
                                    SIGNATURES(S)                   DATE

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE




- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

I plan to attend the annual Shareholders' Meeting of ROHR, INC. on Saturday, Dec. 3, 1994, at 10:30 a.m., to be held at the offices of the COMPANY, 850 Lagoon Drive, Chula Vista, California.

Please send your completed proxy in the enclosed envelope. Include this reservation card in the envelope only if you plan to attend the meeting.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THIS FORM WITH YOUR PROXY PROMPTLY.

NAME
     -------------------------------------------------------
                        (PLEASE PRINT)

ADDRESS
        ----------------------------------------------------
                              STREET

- ------------------------------------------------------------
          CITY            STATE                 ZIP CODE

PHONE NO.
          --------------------------------------------------

- --------------------------------------------------------------------------------

                    GRAPHIC MATERIAL CROSS-REFERENCE PAGE


    A PHOTO OF EACH NOMINEE AND CONTINUING DIRECTOR APPEARS TO THE LEFT OF EACH RESPECTIVE NAME ON PAGES 3 THROUGH 7.


    A MAP SHOWING DIRECTIONS TO ROHR'S ANNUAL MEETING APPEARS ON THE INSIDE FRONT COVER.